Exhibit 4
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                      CAROLINA POWER & LIGHT COMPANY

                                    TO

                           THE BANK OF NEW YORK
                      (FORMERLY IRVING TRUST COMPANY)

                                    AND

                              W.T. CUNNINGHAM

  (SUCCESSOR TO FREDERICK G. HERBST, RICHARD H. WEST, J.A. AUSTIN, E.J.
     MCCABE, G. WHITE, D.W. MAY, J.A. VAUGHAN, JOSEPH J. ARNEY AND WAFAA
     ORFY)

                                   AS TRUSTEES UNDER CAROLINA POWER &
                                   LIGHT COMPANY'S MORTGAGE AND DEED
                                   OF TRUST, DATED AS OF MAY 1, 1940


                              ---------------


                    SIXTY-SECOND SUPPLEMENTAL INDENTURE

                     PROVIDING AMONG OTHER THINGS FOR
         FIRST MORTGAGE BONDS, 5 7/8% SERIES DUE JANUARY 15, 2004
                           (SIXTY-FIFTH SERIES)


                             ----------------


                       DATED AS OF JANUARY 15, 1994



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                    SIXTY-SECOND SUPPLEMENTAL INDENTURE

          INDENTURE, dated as of January 15, 1994, by and between CAROLINA POWER & LIGHT COMPANY, a corporation of the State of North Carolina, whose post office address is 411 Fayetteville Street, Raleigh, North Carolina 27601-1768 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Corporate Trustee), and W.T. CUNNINGHAM (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney and Wafaa
Orfy), whose post office address is 3 Arlington Drive, Denville, New Jersey 07834 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter called the Mortgage), which Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the Sixty-second Supplemental Indenture) being supplemental thereto:

          WHEREAS, the Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, the Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Mortgage, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Mortgage, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Mortgage, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

          WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

          WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

          WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Mortgage, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

          WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

          WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

          WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:

          DESIGNATION                             DATED AS OF
          -----------                             -----------

First Supplemental Indenture                      January 1, 1949
Second Supplemental Indenture                     December 1, 1949
Third Supplemental Indenture                      February 1, 1951
Fourth Supplemental Indenture                     October 1, 1952
Fifth Supplemental Indenture                      March 1, 1958
Sixth Supplemental Indenture                      April 1, 1960
Seventh Supplemental Indenture                    November 1, 1961
Eighth Supplemental Indenture                     July 1, 1964
Ninth Supplemental Indenture                      April 1, 1966
Tenth Supplemental Indenture                      October 1, 1967
Eleventh Supplemental Indenture                   October 1, 1968
Twelfth Supplemental Indenture                    January 1, 1970
Thirteenth Supplemental Indenture                 August 1, 1970
Fourteenth Supplemental Indenture                 January 1, 1971
Fifteenth Supplemental Indenture                  October 1, 1971
Sixteenth Supplemental Indenture                  May 1, 1972
Seventeenth Supplemental Indenture                May 1, 1973
Eighteenth Supplemental Indenture                 November 1, 1973
Nineteenth Supplemental Indenture                 May 1, 1974
Twentieth Supplemental Indenture                  December 1, 1974
Twenty-first Supplemental Indenture               April 15, 1975
Twenty-second Supplemental Indenture              October 1, 1977
Twenty-third Supplemental Indenture               June 1, 1978
Twenty-fourth Supplemental Indenture              May 15, 1979
Twenty-fifth Supplemental Indenture               November 1, 1979
Twenty-sixth Supplemental Indenture               November 1, 1979
Twenty-seventh Supplemental Indenture             April 1, 1980
Twenty-eighth Supplemental Indenture              October 1, 1980
Twenty-ninth Supplemental Indenture               October 1, 1980
Thirtieth Supplemental Indenture                  December 1, 1982
Thirty-first Supplemental Indenture               March 15, 1983
Thirty-second Supplemental Indenture              March 15, 1983
Thirty-third Supplemental Indenture               December 1, 1983
Thirty-fourth Supplemental Indenture              December 15, 1983
Thirty-fifth Supplemental Indenture               April 1, 1984
Thirty-sixth Supplemental Indenture               June 1, 1984
Thirty-seventh Supplemental Indenture             June 1, 1984
Thirty-eighth Supplemental Indenture              June 1, 1984
Thirty-ninth Supplemental Indenture               April 1, 1985
Fortieth Supplemental Indenture                   October 1, 1985
Forty-first Supplemental Indenture                March 1, 1986
Forty-second Supplemental Indenture               July 1, 1986
Forty-third Supplemental Indenture                January 1, 1987
Forty-fourth Supplemental Indenture               December 1, 1987
Forty-fifth supplemental Indenture                September 1, 1988
Forty-sixth Supplemental Indenture                April 1, 1989
Forty-seventh Supplemental Indenture              August 1, 1989
Forty-eighth Supplemental Indenture               November 15, 1990
Forty-ninth Supplemental Indenture                November 15, 1990
Fiftieth Supplemental Indenture                   February 15, 1991
Fifty-first Supplemental Indenture                April 1, 1991
Fifty-second Supplemental Indenture               September 15, 1991
Fifty-third Supplemental Indenture                January 1, 1992
Fifty-fourth Supplemental Indenture               April 15, 1992
Fifty-fifth Supplemental Indenture                July 1, 1992
Fifty-sixth Supplemental Indenture                October 1, 1992
Fifty-seventh Supplemental Indenture              February 1, 1993
Fifty-eighth Supplemental Indenture               March 1, 1993
Fifty-ninth Supplemental Indenture                July 1, 1993
Sixtieth Supplemental Indenture                   July 1, 1993
Sixty-first Supplemental Indenture                August 15, 1993

which supplemental indentures were or are to be recorded in various Counties in the States of North Carolina and South Carolina, and were or are to be indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, the Mortgage and said First through Sixty-first Supplemental Indentures were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this Sixty-second Supplemental Indenture is to be recorded; and

          WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

          WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                            PRINCIPAL        PRINCIPAL
                                             AMOUNT           AMOUNT
SERIES                                       ISSUED         OUTSTANDING
- ------                                       ------         -----------

3-3/4% Series due 1965                   $ 46,000,000          None
3-1/8% Series due 1979                     20,100,000          None
3-1/4% Series due 1979                     43,930,000          None
2-7/8% Series due 1981                     15,000,000          None
3-1/2% Series due 1982                     20,000,000          None
4-1/8% Series due 1988                     20,000,000          None
4-7/8% Series due 1990                     25,000,000          None
4-1/2% Series due 1991                     25,000,000          None
4-1/2% Series due 1994                     30,000,000          None
5-1/8% Series due 1996                     30,000,000          $30,000,000
6-3/8% Series due 1997                     40,000,000          40,000,000
6-7/8% Series due 1998                     40,000,000          40,000,000
8-3/4% Series due 2000                     40,000,000          None
8-3/4% Series due August 1, 2000           50,000,000          None
7-3/8% Series due 2001                     65,000,000          None
7-3/4% Series due October 1, 2001          70,000,000          None
7-3/4% Series due 2002                    100,000,000          None
7-3/4% Series due 2003                    100,000,000          100,000,000
8-1/8% Series due November 1, 2003        100,000,000          100,000,000
9-3/4% Series due 2004                    125,000,000          None
11-1/8% Series due 1994                    50,000,000          None
11% Series due April 15, 1984             100,000,000          None
8-1/2% Series due October 1, 2007         100,000,000          17,451,000
9-1/4% Series due June 1, 2008            100,000,000          None
10-1/2% Series due May 15, 2009           125,000,000          None
12-1/4% Series due November 1, 2009       100,000,000          None
Pollution Control Series A                 63,000,000          None
14-1/8% Series due April 1, 1987          125,000,000          None
Pollution Control Series B                 50,000,000          None
Pollution Control Series C                  6,000,000          None
11-5/8% Series due December 1, 1992       100,000,000          None
Pollution Control Series D                 48,485,000          48,485,000
Pollution Control Series E                  5,970,000          5,970,000
12-7/8% Series due December 1, 2013       100,000,000          None
Pollution Control Series F                 34,700,000          34,700,000
13-3/8% Series due April 1, 1994          100,000,000          None
Pollution Control Series G                122,615,000          122,615,000
Pollution Control Series H                 70,000,000          None
Pollution Control Series I                 70,000,000          None
Pollution Control Series J                  6,385,000          1,795,000
Pollution Control Series K                  2,580,000          2,580,000
Extendible Series due April 1, 1995       125,000,000          77,050,000
11-3/4% Series due October 1, 2015        100,000,000          None
8-7/8% Series due March 1, 2016           100,000,000          None
8-1/8% Series due July 1, 1996            125,000,000          None
8-1/2% Series due January 1, 2017         100,000,000          None
9.174% Series due December 1, 1992        100,000,000          None
9% Series due September 1, 1993           100,000,000          None
9.60% Series due April 1, 1991            100,000,000          None
Secured Medium-Term Notes, Series A       200,000,000          73,000,000
8-1/8% Series due November 15, 1993       100,000,000          None
Secured Medium-Term Notes, Series B       100,000,000          100,000,000
8-7/8% Series due February 15, 2021       125,000,000          125,000,000
9% Series due April 1, 2022               100,000,000          100,000,000
8-5/8% Series due September 15, 2021      100,000,000          100,000,000
5.20% Series due January 1, 1995          125,000,000          125,000,000
7-7/8% Series due April 15, 2004          150,000,000          150,000,000
8.20% Series due July 1, 2022             150,000,000          150,000,000
6-3/4% Series due October 1, 2002         100,000,000          100,000,000
6-1/8% Series due February 1, 2000        150,000,000          150,000,000
7-1/2% Series due March 1, 2023           150,000,000          150,000,000
5-3/8% Series due July 1, 1998            100,000,000          100,000,000
Secured Medium-Term Notes, Series C        90,000,000          90,000,000
6-7/8% Series due August 15, 2023         100,000,000          100,000,000

which bonds are also hereinafter sometimes called bonds of the First through Sixty-fourth Series, respectively; and

          WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as said Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

          WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

          WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

          WHEREAS, the execution and delivery by the Company of this Sixty-second Supplemental Indenture, and the terms of the bonds of the Sixty-fifth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York and W.T. Cunningham, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

         All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company's rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-second Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

         IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

         PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-second Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or this Sixty-second Supplemental Indenture or covenanted so to be;
(4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property and rights heretofore released from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Sixty-second Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in
Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

         IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-second Supplemental Indenture being supplemental to the Mortgage.

         AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

         The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:


                                 ARTICLE I

                        SIXTY-FIFTH SERIES OF BONDS

         SECTION 1. There shall be a series of bonds designated "5 7/8% Series due January 15, 2004" (herein sometimes referred to as the "Sixty-fifth Series"), each of which shall also bear the descriptive title "First Mortgage Bond," and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-fifth Series shall be initially issued in the aggregate principal amount of $150,000,000, mature on January 15, 2004, bear interest at the rate of 5 7/8% per annum, payable from January 15, 1994, if the date of said bonds is prior to July 15, 1994, or, if the date of said bonds is after July 15, 1994, from the July 15 or January 15 next preceding the date of said bonds, and thereafter semi-annually on July 15 and January 15 of each year, be issued as fully registered bonds in the denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

         (I)  Bonds of the Sixty-fifth Series shall not be redeemable.

         (II) At the option of the registered owner, any bonds of the Sixty-fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the Sixty-fifth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

         Bonds of the Sixty-fifth Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

         Upon any exchange or transfer of bonds of the Sixty-fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.


                                ARTICLE II

                             DIVIDEND COVENANT

         SECTION 2. The Company covenants and agrees that, so long as any of the bonds of the Sixty-fifth Series remain Outstanding, the Company will not declare or pay any dividends upon its common stock (other than dividends in common stock) or make any other distributions on its common stock or purchase or otherwise retire any shares of its common stock, unless immediately after such declaration, payment, purchase, retirement or distribution (hereinafter in this Section referred to as "Restricted Payments"), and giving effect thereto, the amount arrived at by adding

         (a) the aggregate amount of all such Restricted Payments (other than the dividend of fifty cents ($.50) per share declared on December 8, 1948 and paid on February 1, 1949 to holders of Common Stock) made by the Company during the period from December 31, 1948, to and including the effective date of the Restricted Payment in respect of which the determination is being made, plus

         (b) an amount equal to the aggregate amount of cumulative dividends for such period (whether or not paid) on all preferred stock of the Company from time to time outstanding during such period, at the rate or rates borne by such preferred stock, plus

         (c) an amount equal to the amount, if any, by which fifteen per centum (15%) of the Gross Operating Revenues of the Company for such period shall exceed the aggregate amount during such period expended and/or accrued on its books for maintenance and/or appropriated on its books out of income for property retirement, in each case in respect of the Mortgaged and Pledged Property and/or automotive equipment used primarily in the electric utility business of the Company (but excluding any provisions for amortization of any amounts included in utility plant acquisition adjustment accounts or utility plant adjustment accounts), will not exceed the amount of the aggregate net income of the Company for said period available for dividends (computed and ascertained in accordance with sound accounting practice, on a cumulative basis, including the making of proper deductions for any deficits occurring during any part of such period), plus $3,000,000.

          The Company further covenants and agrees that not later than May 1 of each year beginning with the year 1995 it will furnish to the Corporate Trustee a Treasurer's Certificate stating whether or not the Company has fully observed the restrictions imposed upon it by the covenant contained in this Section 2.


                                ARTICLE III

            CERTAIN PROVISIONS WITH RESPECT TO FUTURE ADVANCES

     SECTION 3. Upon the filing of this Sixty-second Supplemental Indenture for record in all counties in which the Mortgaged and Pledged Property is located, and until a further indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located further increasing or decreasing the amount of future advances which may be secured by the Mortgage, as supplemented, the Mortgage, as supplemented, may secure future advances and other indebtedness and sums not to exceed in the aggregate $750,000,000, in addition to $2,383,646,000 in aggregate principal amount of bonds to be Outstanding at the time of such filing, and all such advances and other indebtedness and sums shall be secured by the Mortgage, as supplemented, equally, to the same extent and with the same priority, as the amount originally advanced on the security of the Mortgage, namely, $46,000,000, and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time.


                                ARTICLE IV

                         MISCELLANEOUS PROVISIONS

          SECTION 4. Subject to the amendments provided for in this Sixty-second Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-second Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

          SECTION 5.  The provisions of the third and fourth paragraphs of
Section 64 of the Mortgage with reference to the bonds of the First Series (therein called "1965 Series") shall also be deemed to apply separately to the bonds of the Sixty-fifth Series to the same extent as if such paragraphs had been repeated in said Section 64 with the words "Sixty-fifth Series" substituted therein wherever the figure and word "1965 Series" occur.

          SECTION 6. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

          The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Mortgage shall apply to and form part of this Sixty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-second Supplemental Indenture.

          SECTION 7. Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this Sixty-second Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Sixty-second Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

          SECTION 8. Nothing in this Sixty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this Sixty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

          SECTION 9. This Sixty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


          IN WITNESS WHEREOF, Carolina Power & Light Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries and W.T. Cunningham has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                                       CAROLINA POWER & LIGHT COMPANY


                                       By \s\ Margaret S. Glass
                                         ----------------------------
                                         Treasurer

ATTEST:
\s\ Adrian N. Wilson
- --------------------------
    Assistant Secretary



Executed, sealed and delivered by
   CAROLINA POWER & LIGHT
   COMPANY in the presence of:


\s\ Allison M. Mathews
- ---------------------------
    Allison M. Mathews


\s\ Shelia L. Jones
- ---------------------------
    Shelia L. Jones


                                   THE BANK OF NEW YORK, as Trustee





                                    By \s\ Lloyd A. McKenzie
                                      ----------------------------------
                                           Assistant Vice President


ATTEST:


\s\ Louis J. Hack
- -----------------------------
    Assistant Secretary


                                          \s\ W.T. Cunningham  (L.S.)
                                        -----------------------
                                              W.T. Cunningham


Executed, sealed and delivered
   by THE BANK OF NEW YORK
   and W.T. CUNNINGHAM
   in the presence of:

 \s\  E. Elcock
- ---------------------------
      E. Elcock

  \s\ Paul J. Schmalzel
- ---------------------------
      Paul J. Schmalzel



STATE OF NORTH CAROLINA )
                        ) SS.:
COUNTY OF WAKE          )

          This 17th day of January, A.D. 1994, personally came before me, DONNA M. CASSADA, a Notary Public in and for the County aforesaid, MARGARET
S. GLASS, who, being by me duly sworn, says that she is the Treasurer of CAROLINA POWER & LIGHT COMPANY, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by her in behalf of said corporation by its authority duly given. And the said MARGARET S. GLASS acknowledged the said writing to be the act and deed of said corporation.

          On the 17th day of January, in the year of 1994, before me personally came MARGARET S. GLASS, to me known, who, being by me duly sworn, did depose and say that she resides at 809 Lakestone Drive, Raleigh, State of North Carolina; that she is the Treasurer of CAROLINA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.


                                          \s\ Donna M. Cassada
                                   ----------------------------------------
                                              DONNA M. CASSADA
                                   NOTARY PUBLIC, State of North Carolina
                                                 Wake County
                                   My Commission Expires November 16, 1997


STATE OF NORTH CAROLINA )
                        )  SS.:
COUNTY OF WAKE          )

          Personally appeared before me SHELIA L. JONES, who being duly sworn, says that she saw the corporate seal of CAROLINA POWER & LIGHT COMPANY affixed to the above written instrument, and that she also saw MARGARET S. GLASS, the Treasurer, with ADRIAN N. WILSON, an Assistant Secretary, of said CAROLINA POWER & LIGHT COMPANY, sign and attest the same, and that she, deponent, with ALLISON M. MATHEWS, witnessed the execution and delivery thereof as the act and deed of said CAROLINA POWER & LIGHT COMPANY.
                                          \s\ Shelia L. Jones
                                        --------------------------
                                              Shelia L. Jones
Sworn to before me this
17th day of January, 1994

     \s\ Donna M. Cassada
- ---------------------------------------
         DONNA M. CASSADA
NOTARY PUBLIC, State of North Carolina
            Wake County
My Commission Expires November 16, 1997



STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

          This 18th day of January, A.D. 1994, personally came before me, CHRISTIAN O. NAGLER, a Notary Public in and for the County aforesaid, LLOYD
A. MCKENZIE, who, being by me duly sworn, says that he is an Assistant Vice President of THE BANK OF NEW YORK, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given. And the said LLOYD A. MCKENZIE acknowledged the said writing to be the act and deed of said corporation.

          On the 18th day of January, in the year 1994, before me personally came LLOYD A. MCKENZIE, to me known, who, being by me duly sworn, did depose and say that he resides in Rosedale, New York; that he is an Assistant Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

          I, CHRISTIAN O. NAGLER, a Notary Public in and for the County aforesaid, do hereby certify that W.T. CUNNINGHAM personally appeared before me this day and acknowledged the due execution by him as successor Individual Trustee of the foregoing instrument.

          On the 18th day of January, 1994, before me personally came W.T. CUNNINGHAM, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he, as successor Individual Trustee, executed the same.

          WITNESS my hand and official seal this 18th day of January, 1994.



                                    \s\ Christian O. Nagler
                                 -----------------------------------
                                        CHRISTIAN O. NAGLER
                                  NOTARY PUBLIC, State of New York
                                          No. O1NA5014956
                                    Qualified in New York County
                                Certificate filed in New York County
                                   Commission Expires July 12, 1995



STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )


          Personally appeared before me PAUL J. SCHMALZEL, who, being duly sworn, says that he saw the corporate seal of THE BANK OF NEW YORK affixed to the above written instrument and that he also saw LLOYD A. MCKENZIE, an Assistant Vice President, with LOUIS J. HACK, an Assistant Secretary, of said THE BANK OF NEW YORK, sign and attest the same, and that he, deponent, with E. ELCOCK, witnessed the execution and delivery thereof as the act and deed of said THE BANK OF NEW YORK.

          Personally appeared before me PAUL J. SCHMALZEL, who, being duly sworn, says that he saw the within named W.T. CUNNINGHAM, as successor Individual Trustee, sign, seal and as his act and deed deliver the foregoing instrument for the purposes therein mentioned, and that he, deponent, with E. ELCOCK, witnessed the execution thereof.

                                     \s\ Paul J. Schmalzel
                                    -------------------------
                                         Paul J. Schmalzel




Sworn to before me this
18th day of January, 1994

   \s\ Christian O. Nagler
- -------------------------------
       CHRISTIAN O. NAGLER
NOTARY PUBLIC, State of New York
          No. O1NA5014956
    Qualified in New York County
Certificate filed in New York County
  Commission Expires July 12, 1995